UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 20, 2021

RumbleOn, Inc.
(Exact name of registrant as specified in its charter)

Nevada	001-38248	46-3951329
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

901 W. Walnut Hill Lane Irving, Texas	75038
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (214) 771-9952

______________________________________________

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	RMBL	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into Material Definitive Agreement.

The information in Item 2.03 below is incorporated into this Item 1.01 by reference.

Item 1.02. Termination of a Material Definitive Agreement.

The information in Item 2.03 below is incorporated into this Item 1.02 by reference.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On August 20, 2021, RumbleOn, Inc., a Nevada corporation (the “Company”), through its wholly-owned subsidiaries Autosport USA, Inc. and Wholesale, Inc. (the “Borrower”), entered into floor plan lines of credit (together, the “AFC Credit Line”) with Automotive Finance Corporation (the “Lender”) in the amount of $25,000,000.00 or such lesser sum which may be advanced to or on behalf of the Borrower from time to time, pursuant to the Demand Promissory Note and Security Agreements with the Lender (the “Agreement”), as amended by the U.S. Cash Collateral Amendment with the Lender (the “Amendment”).

Advances under the AFC Credit Line bear interest at a variable rate per annum, adjusted each business day, based upon the most recent prime rate published in The Wall Street Journal plus 2.75% compounded daily, however, the calculation of prime rate may not be less than 3.5% per annum. Interest begins to accrue on the earliest of (i) the date an item of Purchase Money Inventory is purchased by the Borrower, (ii) the date of the request of an Advance, or (iii) the date that an Obligation is incurred. Obligations under the AFC Credit Line are due and payable on demand and without notice, and in any event, with respect to an item of Purchase Money Inventory on the earliest of (i) Lender’s demand, (ii) forty-eight (48) hours after the disposition by sale or otherwise of an item of Purchase Money Inventory, or (iii) the Curtailment Date. Upon an Event of Default, interest shall accrue at a rate of fifteen percent (15%) per annum, with such interest compounded daily and accruing from the date on which the Event of Default first occurred, and the Obligations at Lender’s option and without notice become immediately due and payable in full.

Also, the Borrower has agreed to forward $3,000,000.00 to the Lender as Collateral for the AFC Credit Line. The AFC Credit Line is secured by a grant of a lien and a security interest in the Purchase Money Inventory and the Titles thereto, and other assets of the Borrower. Payment is guaranteed by the Company and RumbleOn Dealers, Inc., a wholly-owned subsidiary of the Company, pursuant to the Unconditional and Continuing Guaranty for each Agreement in favor of the Lender and its affiliates (the “Guaranty”).

In connection with entering into the AFC Credit Lines, the Company will be closing out and terminating its floor plan line of credit with NextGear Capital, Inc. (“NextGear”), dated October 30, 2018, and its corporate guaranty in favor of NextGear, dated October 30, 2018 on or about August 27, 2021.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RUMBLEON, INC.

Date: August 20, 2021	By:	/s/ Marshall Chesrown
Marshall Chesrown
Chief Executive Officer

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